January 25, 2007

To the Founders of Transforma Acquisition Group Inc.

Listed on Schedule I attached hereto

Re:	Acknowledgement of the Forfeiture of Shares of Common Stock

Reference is made to (i) Transforma Acquisition Group Inc.’s Prospectus dated December 20, 2006 (the “Prospectus”); and (ii) the Insider Letters, each dated December 20, 2006 (collectively, the “Insider Letters”), executed by the founders of Transforma Acquisition Group Inc. (the “Company”) in connection with the Company’s initial public offering (the “IPO”).

For purposes of this letter, the shares of the Company’s Common Stock (the “Common Stock”) described herein refer only to the shares of Common Stock owned by a founder prior to the IPO, and do not refer to any shares of Common Stock purchased by a founder in the IPO or in the aftermarket.

This will acknowledge that, within five (5) days following the date that the underwriters of the Company’s IPO (the “Underwriters”) terminated their Over-allotment Option (as defined in the Underwriting Agreement, dated December 20, 2006, by and among the Company and the Underwriters (the “Underwriting Agreement”)) pursuant to the terms of the Underwriting Agreement, each of the founders listed on Schedule I attached hereto forfeited to the Company, and the Company accepted from each such founder, at no cost, that number of shares of Common Stock set forth opposite each such founder’s name under the column titled “Number of Forfeited Shares of Common Stock” on Schedule I attached hereto. As a result of, and from and after, such forfeitures, each of the founders listed on Schedule I attached hereto owns that number of shares of Common Stock set forth opposite each such founder’s name under the column titled “Number of Shares of Common Stock Owned Following the Forfeiture” on Schedule I attached hereto.

Please indicate your agreement and acknowledgement of the foregoing by counter-signing below and delivering your executed signature page to me. Please contact me with any questions or comments.

Sincerely,

/s/Jon Lambert
Jon Lambert

Agreed and Acknowledged:

/s/ Larry J. Lenhart
Larry J. Lenhart

/s/ Samuel L. Schwerin
Samuel L. Schwerin

/s/ Daniel L. Burstein
Daniel L. Burstein

/s/ Jon Lambert
Jon Lambert

Ashanti Capital Partners, LLC

By:	/s/ John Sculley
Name:	John Sculley
Title:	Managing Member

/s/ Gordon E. Eubanks, Jr.
Gordon E. Eubanks, Jr.

/s/ Dale Kutnick
Dale Kutnick

S&B Investment Management Group, LLC

By:	/s/ Samuel L. Schwerin
Name:	Samuel L. Schwerin
Title:	Managing Member

/s/ Edward Fenster
Edward Fenster

Schedule I

Founders;

Number of Forfeited Shares of Common Stock;

Number of Shares of Common Stock Owned Following the Forfeiture

Founder	Number of Shares of Common Stock Owned Prior to the Forfeiture	Number of Forfeited Shares of Common Stock	Number of Shares of Common Stock Owned Following the Forfeiture
Larry J. Lenhart	539,062	70,312	468,750
Daniel L. Burstein	628,906	82,031	546,875
Samuel L. Schwerin	628,906	82,031	546,875
Jon Lambert	130,440	17,014	113,426
Ashanti Capital Partners, LLC	503,125	65,625	437,500
Gordon E. Eubanks, Jr.	503,125	65,625	437,500
Dale Kutnick	314,453	41,016	273,437
S&B Investment Management Group, LLC	237,918	31,033	206,885
Edward Fenster	107,812	14,063	93,749
Totals:	3,593,747	468,750	3,124,997

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